Exhibit 23.2

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426        (614) 766-1459 FAX

March 15, 2013

Boards of Directors

Sunnyside Bancorp, Inc.

Sunnyside Federal Savings and Loan Association of Irvington

56 Main Street

Irvington, New York 10533

Members of the Boards:

We hereby consent to the use of our firm’s name in (i) the Registration Statement on Form S-1 to be filed by Sunnyside Bancorp, Inc., with the Securities and Exchange Commission, and (ii) the Application for Conversion on Form AC to be filed by Sunnyside Federal Savings and Loan Association of Irvington, with the Office of the Comptroller of the Currency, in each case as amended and supplemented.  We also hereby consent to the inclusion of, summary of and references to our appraisal and our statement concerning subscription rights in such filings including the prospectus of Sunnyside Bancorp, Inc.

Sincerely,

KELLER & COMPANY, INC.

/s/ Michael R. Keller

Michael R. Keller
President

MRK:jmm